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                                     July 25, 1998 - INFORMATION ON DISTRIBUTION              EXHIBIT 28.5
                                                     TO CERTIFICATEHOLDERS

Structured Asset Mortgage Investments, Inc.
Mortgage Pass-Through Certificates, Series 1998-3
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                        Principal Amt
            Original    Outstanding                                                               Ending
Certificat  Principal     Prior to    Interest  Interest         Interest    Principal      Principal Amount
  Class      Amount     Distribution   Rate     Accrued        Distributed    Payable        Outstanding

  A       $332,071,600  $203,887,205   6.873%    $1,093,405    $1,093,405   $42,113,562     $161,773,643
  R                100             0   6.873%             0             0             0                0
  B-1        5,257,000     5,238,351   6.873%        28,092        28,092         3,993        5,234,358
  B-2       13,142,815    13,096,193   6.873%        70,232        70,232         9,983       13,086,210

          $350,471,515  $222,221,749             $1,191,729    $1,191,729   $42,127,538     $180,094,211




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